Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Post Effective Amendment No. 1 to Form F-4 (File No. 333-226308) of China Advanced Construction Materials Group, Inc. of our report dated December 10, 2018 with respect to the consolidated financial statements of China Advanced Construction Materials Group, Inc. and Subsidiaries included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2018 and 2017, filed with the Securities and Exchange Commission on December 10, 2018.

/s/ Wei, Wei & Co., LLP New York, New York December 26, 2018